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                                                                   Exhibit 10.24

                              REQUEST FOR SERVICE

                         LATA AGGREGATION NODE SERVICE

                            LIMITED SERVICE OFFERING

NYSERNet, Inc. ("Customer") subscribes to Lata Aggregation Node Service ("Service") provided by New York Telephone Company ("Company") at the prices and under the terms and conditions specified in this Request for Service.

1.   DESCRIPTION OF SERVICE

     (a) The Service consists of aggregating, routing and transporting data communications of Customer's Affiliates (i.e., customers of NYSERNet now and in the future) utilizing internet protocols (TCP/IP) (such communications hereinafter referred to as "Customer data traffic") between LATA Aggregation Nodes provided by the Company. The Company shall provide a minimum of one (1) Lata Aggregation Node ("N-LAN") in each of the Company's LATAs in New York State. An N-LAN shall consist of a router located at a Company central office building and the interfaces and related termination equipment, including DSU/CSUs, modems and communications servers, to support dialup, private line, frame relay and FDDI access connections to the router. In addition, the Company shall provide extended LATA Aggregation Nodes ("X N-LANS") in certain LATAs. An X N-LAN shall be the same as an N-LAN, except that an X N-LAN may be configured to support dialup access connections only. An X N-LAN shall receive Customer data traffic from remote locations within a LATA and route such traffic over dedicated circuits to the N-LAN located in the same LATA (N-LANS and X N-LANS hereinafter shall be referred to collectively as "LANS"). The initial configuration of the Service, including the number and types of access connection interfaces at each LAN, is set forth in Appendix A. The location of each LAN is listed in Appendix B.

     (b) IntraLATA Customer data traffic shall be routed from the N-LAN to the appropriate Affiliate location in the same LATA. InterLATA originating Customer data traffic shall be routed from the N-LAN to an Interexchange Carrier Point of Presence ("IXC POP") designated by the Customer in each LATA. InterLATA terminating Customer data traffic shall be received by the N-LAN from the IXC POP in the terminating LATA and routed to the appropriate Affiliate location in the terminating LATA.


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     (c)  The components of the Service in each LATA shall conform to the
Service Performance Criteria to be established pursuant to Section 9 herein.

     (d) Customer shall be responsible for obtaining access connections on behalf of its Affiliates from the Affiliates' locations to the LANS. Customer shall obtain such connections by subscribing, pursuant to the prices, terms and conditions of the Company's PSC No. 900 Tariff, to one or more of the Company's services which are compatible with the initial Service configuration set forth in Appendix A.

     (e) Customer shall be responsible for obtaining access connections from the N-LANS to the IXC POPs. Customer shall obtain such connections by subscribing, pursuant to the prices, terms and conditions of the Company's FCC No. 1 Tariff, to one or more of the Company's services which are compatible with the initial Service configuration set forth in Appendix A.

     (f)  Customer represents, to the best of its knowledge and belief, that:
(1) the traffic to be carried from the Affiliates' locations to the LANS will be at least 90 percent intrastate in nature; and (2) the traffic to be carried from the N-LANS to the IXC POPs will be at least 10 percent interstate in nature.

     (g) The Company shall use its best efforts to purchase routers from Customer's approved vendor, but only if, in the Company's sole discretion, such purchase is consistent with the Company's approved purchasing guidelines, practices and procedures.

2.   CUTOVER AND SERVICE PERIOD

     (a) Prior to the cutover of Service, the Company shall conduct a Beta Test of the Service, at no charge to the Customer. The purpose of the Beta Test shall be to test and evaluate the Service, the access connections from the Service to Affiliate the IXC POP locations, and the procedures to be followed to implement Service cutover. Customer shall designate which of its Affiliate locations shall participate in the Beta Test. Customer and its designated Affiliates shall cooperate fully with the Company in conducting the Beta Test.
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     (b) In order to conduct the Beta Test, the Company shall establish the following facilities: (1) Beta Test Nodes ("BTNs") at the locations in the New York Metro and Syracuse LATAs indicated on Appendix B; (2) access connections from the BTNs to the designated Affiliate locations participating in the Beta Test; and (3) access connections from the BTNs to the designated IXC POPs participating in the Beta Test.

     (c) Unless the Company's performance is excused by Force Majeure, as defined in Section 11(a) herein, the Company shall begin the Beta Test in the third quarter of 1994. The Beta Test shall conclude at a time to be mutually agreed upon by Customer and the Company.

     (d) Upon the mutual agreement of Customer and the Company that the Beta Test has been successful, the Company shall begin to cutover the Service. Cutover shall be complete when the Customer and the Company agree that all LANS are operational.

     (e) The target cutover date is November 15, 1994.

     (f) Billing shall commence, at 25 percent of the total monthly recurring charge set forth in Section 3(a) herein, when cutover is complete. Billing shall increase to 50 percent of the total monthly recurring charge set forth in
Section 3(a) herein 120 days after cutover is complete. Billing shall increase to 75 percent of the total monthly recurring charge set forth in Section 3(a) herein 240 days after cutover is complete. Billing shall increase to 100 percent of the total monthly recurring charge set forth in Section 3(a) herein 360 days after cutover is complete.

     (g) The Company shall provide the Service to the Customer for a period of seventy-eight (78) months ("Service Period"). The Service Period shall commence when billing reaches 100 percent of the total monthly recurring charge set forth in Section 3(a) herein, as determined in accordance with Section 2(f) herein.

     (h) The Service Period may be extended upon terms and conditions that are mutually agreeable to Customer and the Company.
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3. PRICES

     (a) Customer shall pay for the Service on a monthly recurring basis. Customer shall pay a monthly recurring charge of $47,725.00 for the Service.

     (b) If Customer is obligated to pay the Company a termination charge pursuant to Section 7(a) herein, then, upon Customer's payment of such termination charge, Customer thereafter shall pay, in lieu of the monthly recurring charge quoted in Section 3(a) above, a new monthly recurring charge equal to the recomputed monthly recurring charge computed in accordance with
Section 7(a) herein.

     (c) The monthly recurring charges referred to in Sections 3(a) and 3(b) above are guaranteed against Company-initiated change during the Service Period.

     (d) In addition to the monthly recurring charges referred to in Sections 3(a) and 3(b) above, Customer shall pay the following charges: (1) applicable recurring and non-recurring charges for services used to connect Affiliate locations to LANs and to connect LANs to IXC POPs, pursuant to Sections 1(d) and 1(e) herein; and (ii) sales and excise taxes and tariff surcharges that applicable laws and tariffs require Customer to pay.

4. DELAY IN CUTOVER

     (a) The Company shall use its best efforts to complete cutover of the Service by the target cutover date. If cutover of the Service has not been completed by that date, and the delay is not excused by Force Majeure, as defined in Section 11(a) herein, then the monthly recurring charge quoted in
Section 3(a) above shall be reduced as follows. For each day after the target cutover date, up to thirty (30) such days, that cutover of the Service has not been completed, the monthly recurring charge quoted in Section 3(a) above shall be reduced, for the first year of the Service Period, by $100.00, up to a maximum reduction of $3,000.00 per month for the first year of the Service Period. For each day after the target cutover date from the thirty first (31st) up to the sixtieth (60th) such day, that cutover of the Service has not been completed, the monthly recurring charge quoted in Section 3(a) above shall be reduced, for the first year of the Service Period, by $3,000.00 and the monthly recurring charge quoted in Section 3(a) above shall be reduced, for the second year of the Service Period, by $100.00, up to a maximum reduction of $3,000.00 per month for the second year of the Service Period.
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     (b) Except as provided in Section 4(a) above, the monthly recurring charge shall be as set forth in Section 3(a) herein.

5.   ADDITIONS

     The monthly recurring charge set forth in Section 3(a) herein is based on the initial configuration of the Service, including the number and types of access connection interfaces at each LAN initially requested by Customer, as set forth in Appendix A. Customer may request that the Company increase the number of access connection interfaces comprising the Service. Upon receiving such a request, the Company shall develop proposed prices for such additional access connection interfaces. The parties shall negotiate in good faith to agree on mutually acceptable prices for such additional access connection interfaces.

6.   CANCELLATION OF SERVICE

     If Customer cancels the Service after acceptance of this Request for Service but before the beginning of the Service Period, then Customer shall reimburse the Company for the total costs and expenses the Company reasonably incurred after execution of this Request for Service and prior to the date of cancellation to provide or to prepare to provide the Service to the Customer, less the recoverable value, if any, of any facilities obtained by the Company in providing or in preparing to provide the Service to the Customer.

7.   TERMINATION OF SERVICE

     (a) If, after commencement of the Service Period, Customer terminates Service at a LAN, then Customer shall pay the Company a termination charge computed as follows. The monthly recurring charge for the Service quoted in
Section 3(a) herein shall be recomputed as if the Service Period for the terminated LAN was scheduled to end when the Customer terminated Service at the LAN. The average cost of a LAN shall be used to recompute the monthly recurring charge. The difference between the recomputed monthly recurring charge and the monthly recurring charge quoted in Section 3(a) herein shall be multiplied by the number of months between the commencement of the Service Period and the date when Service at the LAN is terminated to determine the amount of the termination charge.
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     (b) If, after commencement of the Service Period, Customer terminates all
Service, then Customer shall pay to the Company a termination charge computed as follows. The monthly recurring charge for the Service quoted in Section 3(a) herein shall be recomputed as if the Customer had originally requested the same Service for a shorter Service Period ending when the Customer terminated all Service. The difference between the recomputed monthly recurring charge and the monthly recurring charge quoted in Section 3(a) herein shall be multiplied by the number of months between the commencement of the Service Period and the date when all Service is terminated to obtain the amount of the termination charge.

     (c) For purposes of computing the termination charges described in Sections 7(a) and 7(b) above, partial months shall be counted as complete months.

     (d) The termination charges described in Sections 7(a) and 7(b) above shall be due and payable sixty (60) days after the Service or applicable portion thereof is terminated.

     (e) Services which Customer obtains to connect its Affiliate locations to LANS and to connect LANs to IXC POPs are subject to the termination charge provisions contained in the Company's PSC No. 900 and FCC No. 1 Tariffs, as applicable.

8. GENERAL TARIFF

     (a) If a state regulatory agency requires the Company to file a general tariff for the Service, the Company shall use its best efforts to obtain approval of a general tariff that duplicates, in all material respects, the features, functions, prices, terms and conditions of the Service offered under this Request for Service. If a state regulatory agency approves a tariff that requires the Company to offer, in all material respects, the same or substantially the same features, functions, prices, terms and conditions of the Service offered under this Request for Service, then the Service under this Request for Service shall terminate as required under the Company's PSC No. 911 Tariff (see Appendix C), and Customer thereafter shall subscribe to Service under the general tariff for the remaining months of the Service Period. In such a case, a cancellation charge or termination charge pursuant to this Request for Service shall not apply, and Customer's obligation to pay a cancellation or termination charge shall be governed by the general tariff. The general tariff shall be considered to offer, in all material respects, the same or substantially the same features, functions, prices, terms and conditions of the Service offered under this Request for
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Service if such tariff duplicates the features, functions, terms and conditions of the Service offered under this Request for Service and contains substantially no more or no fewer features and functions than those offered under this Request for Service, and if the monthly rate for such Service offered under the general tariff is no more than ten percent (10%) higher than the monthly rate set forth in Section 3(a) herein.

     (b) If such general tariff offers, in all material respects, features, functions, prices, terms and conditions that are not the same or substantially the same as those of the Service offered under this Request for Service, Customer may elect to subscribe to Service under the general tariff for the remaining months of the Service Period, but Customer shall not be obligated to do so. If Customer elects to subscribe to Service under the general tariff for the remaining months of the Service Period, then the Service under this Request for Service shall terminate, and Customer thereafter shall subscribe to Service under the general tariff for the remaining months of the Service Period. In such a case, a cancellation charge or termination charge pursuant to this Request for Service shall not apply, and Customer's obligation to pay a cancellation or termination charge shall be governed by the general tariff.

9. SERVICE PERFORMANCE CRITERIA

     Both parties shall negotiate in good faith to establish Service Performance Criteria by which service performance will be measured. The Company shall work in partnership with Customer to ensure that the objectives of both parties are met. Upon final acceptance by both parties, the Service Performance Criteria as will be stated in Appendix D shall then become part of this Request for Service. The Company shall provide service in accordance with the accepted Criteria. Both parties shall negotiate in good faith to establish and accept the Service Performance Criteria by September 1, 1994. Should the parties not agree on the Service Performance Criteria by September 1, 1994, then a mutually agreeable date shall be selected. Should the parties still not be able to agree on the Service Performance Criteria, either party may terminate this Request for Service upon written notice to the other party thirty (30) days prior to termination.
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   10. CONFIDENTIAL INFORMATION

     Customer and the Company acknowledge that this Request for Service contains commercially confidential information that may be considered proprietary by either or both parties, and the parties agree to limit distribution of the Request for Service to those individuals in their respective organizations with a need to know its contents. In addition, the parties agree not to disclose the specific prices, terms, or conditions applicable under this Request for Service to any third party except Customers' Affiliates and the Company's subcontractors, if any, and except pursuant to regulatory review or judicial process. The parties further agree to seek commercial confidential status for the Request for Service with any regulatory or judicial body with which the Request for Service must be filed to the extent such a designation may be secured. Nothing in this Section shall prevent the parties from summarizing, in a general manner, the contents of this Request for Service for purposes of required disclosure statements, for promotional purposes, for advertising, or for media announcements, provided that the specific prices, terms, and conditions are not disclosed.

   11. MISCELLANEOUS

      (a) FORCE MAJEURE. The Company shall not be liable to Customer or any of its Affiliates for any delay or failure to perform under this Request for Service to the extent such failure or delay is due to a Force Majeure condition. "Force Majeure" means acts of God, labor disputes, riots or other public disturbances, regulatory or governmental action or inaction, power failures, fires, floods or other natural disasters, unavailability of rights-of-way, or any other cause beyond the Company's reasonable control.

      (b) ASSIGNMENT. Neither party may assign rights and obligations under this Request for Service without the written consent of the other party, which consent shall not be unreasonably withheld.

      (c) CHOICE OF LAW. The construction, interpretation, and performance of this Request for Service shall be governed by the laws of the State of New York.

      (d) CONTINGENCY. This Request for Service is subject to change, modification, or cancellation as may be required by state or federal regulatory authority in the exercise of its lawful jurisdiction.
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     (e)  Severability.  If any of the provisions of this Request for Service shall be invalid or unenforceable, such invalidity or unenforceability shall not invalidate or render unenforceable the entire Request for Service, but rather the entire Request for Service shall be construed as if not containing the particular invalid or unenforceable provision or provisions.

     (f) Non-Waiver. No course of dealing or failure of any party to strictly enforce any term, right, or condition of this Request for Service shall be construed as a waiver of such term, right, or condition.

     (g) Entire Agreement. Except with reference to the Company's applicable Tariffs, this Request for Service supersedes all proposals and negotiations between the parties, whether oral or written, and constitutes the entire agreement between the parties. It may be amended only by an instrument in writing signed by the parties.

     (h) Counterparts. This Request for Service may be executed in duplicate originals, which together shall constitute the single Request for Service.

     (i) Notices. Any notice required or permitted to be given by any party to the other party shall be delivered by hand or sent by certified or registered mail, return receipt requested, at the addresses stated below, and shall be deemed to have been given when hand-delivered or when deposited in the United States mail with postage prepaid.

               NYSERNet, Inc.
               Executive Director
               200 Elwood Davis Road
               Liverpool, NY 13088

               NEW YORK TELEPHONE COMPANY
               NYSERNet Account Manager
               300 East Washington Street
               Syracuse, NY 13202

               General Attorney-Regulatory
               1095 Avenue of the Americas
               38th Floor
               New York, NY 10036



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12. PSC JURISDICTION

     The Service is subject to the jurisdiction of the New York State Public Service Commission, and is offered and provided under the standard terms and conditions of the Company's PSC No. 911 Tariff for Limited Service Offerings. A copy of such Tariff, which may be changed from time-to-time, is attached as Appendix C. In addition, the Service shall be offered and provided under the standard terms and conditions of Section 1, General Rules and Regulations, of the Company's PSC No. 900 Tariff.

If this Request for Service is acceptable to the Customer, please sign in the space provided below. If the Customer does not accept this Request for Service by September 1, 1994, it shall be deemed withdrawn.


NYSERNet, Inc.                               NEW YORK TELEPHONE COMPANY

Signature:                                   Signature:
          ----------------------                       ----------------------

Typed Name: Richard Mandelbaum               Typed Name:
           ---------------------                        ---------------------

Title:                                       Title:
      --------------------------                   --------------------------

Date:                                        Date:
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